UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 16, 2026
 CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive,
Suite 200,
Florham Park,
New Jersey
07932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2026, Clifford Skelton stepped down from his position as President and Chief Executive Officer of Conduent Incorporated (the “Company”) and as a member of the Board of Directors of the Company (the “Board”), effective January 16, 2026. There is no disagreement between Mr. Skelton and the Company regarding the Company’s operations, policies or practices. Mr. Skelton will receive such separation benefits consistent with a termination without cause under the Company’s Executive Severance Policy, the Company’s 2021 Performance Incentive Plan, the Company’s Annual Performance Incentive Plan and Mr. Skelton’s incentive equity award agreements.

On January 16, 2026, the Company appointed Harsha V. Agadi, Chairman of the Board since May 2025, as Chief Executive Officer, effective immediately. Effective January 16, 2026, Mr. Agadi stepped down as Chairman of the Board but will continue to serve as a member of the Board. Margarita Paláu-Hernández was appointed independent Chair of the Board, effective January 16, 2026.

Mr. Agadi, 63, has served as Chairman of GHS Holdings, LLC, an investment office, since 2000. Mr. Agadi served as President and CEO of Crawford & Company, a publicly listed independent claims management company, from 2015 until 2020. Prior to that, he served as Executive Chairman of Quiznos, LLC from February 2012 until August 2014, as Chairman and CEO of Friendly’s Ice Cream LLC from August 2010 until February 2012, and President and CEO of Church’s Chicken from December 2004 until December 2009. Mr. Agadi also currently serves as the non-executive Chairman of the Board of Flotek Industries, Inc. (NYSE), a publicly traded oil field service company. He also serves as Chairman of the Board of Transcend Cruises, a private company, a role he has held since 2022. Mr. Agadi also served on several public company boards in the past, including as compensation committee chair for Belmond Ltd., a worldwide hospitality and leisure company (from 2011-2019), and for Crawford & Company (from 2010-2021). Mr. Agadi is also currently the chairman of the SKSVMA College of Engineering and Agadi Sunrise Hospital Private Limited in India.

There are no family relationships between Mr. Agadi and any director or executive officer of the Company, and no arrangements or understandings between Mr. Agadi and any other person pursuant to which he was selected as an officer. Mr. Agadi is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Agadi as the Company’s Chief Executive Officer, the Board, excluding Mr. Agadi, approved, and the Company entered into, a letter agreement dated January 16, 2026 setting forth the terms for Mr. Agadi’s compensation (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Agadi’s base salary will be $880,000 and he is eligible to receive a target short-term incentive award of 150% of base salary in 2026.

Also pursuant to the Offer Letter, Mr. Agadi will receive a long-term incentive equity award in the amount of 1.7 million stock units, with 40% of the award issued as restricted stock units (“RSUs”) and 60% issued as performance restricted stock units (“PSUs”), which are in lieu of any other annual grant for fiscal 2026. The RSUs vest ratably over a three-year period. The PSUs are tied to achievement of stock price goals during a three-year performance period ending December 28, 2028. The number of PSUs earned, which is determined based on the average closing price of a share of Company stock over any 120-consecutive-day period reaching certain goals, with 25% of the shares earned based on achievement of a stock price goal of $2.50 and 100% of the shares earned based on achievement of a stock price goal of $5.00, will vest on the last day of the performance period. The RSUs and PSUs will continue to vest on a pro-rata basis if Mr. Agadi continues to provide services to the Company following the appointment of a successor Chief Executive Officer. The pro-rata amount of the equity awards that may continue to vest in connection with a change in status will be based on the length of service prior to the change in status, plus 12 months, as a proportion of the total vesting or performance periods, with PSUs earned based on performance over the full performance period. The RSUs and PSUs will vest upon death, disability, an involuntary termination without cause, a voluntary termination for good reason or a change in control that occurs while Mr. Agadi serves as Chief Executive Officer, with PSUs earned based on actual performance to such date.

Mr. Agadi is eligible to participate in benefits and perquisites as may be offered from time to time to other executive officers, including participation in the Company’s Executive Severance Policy and the Conduent Incorporated Amended and Restated Executive Change in Control Severance. In addition, the Offer Letter provides that the Company will reimburse Mr. Agadi’s legal fees in connection with documentation of his employment terms, up to $15,000. Mr. Agadi also signed a restrictive covenants agreement in connection with the Offer Letter.

The foregoing descriptions of the Offer Letter and the RSU and PSU award agreements are qualified by reference to the full text of the agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively.

Item 7.01.	Regulation FD Disclosure.

On January 16, 2026, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter Agreement, dated January 16, 2026.

10.2	Restricted Stock Unit Award Agreement, dated January 16, 2026.

10.3	Performance Restricted Stock Unit Award Agreement, dated January 16, 2026.

99.1	Press Release, dated January 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

Date: January 23, 2026

CONDUENT INCORPORATED

By:	/s/ Michael Krawitz
Michael Krawitz
General Counsel and Secretary